Exhibit 10.6

LIMITED JOINDER AGREEMENT

THIS LIMITED JOINDER AGREEMENT (“Joinder Agreement”) is executed as of October 15, 2013, by QTS REALTY TRUST, INC., a Maryland corporation (“REIT”), and delivered to KeyBank National Association, as Agent, pursuant to §7.12 of the Second Amended and Restated Credit Agreement dated as of May 1, 2013, as from time to time in effect (the “Credit Agreement”), among the Borrower, KeyBank National Association, for itself and as Agent, and the other Lenders from time to time party thereto. Terms used but not defined in this Joinder Agreement shall have the meanings defined for those terms in the Credit Agreement.

RECITALS

A. As a condition to the occurrence of the IPO Event, REIT is required, pursuant to §7.26 of the Credit Agreement, to become a party to the Credit Agreement in order to be bound by certain provisions thereof.

B. REIT expects to realize direct and indirect benefits as a result of the availability to the Borrower of the credit facilities under the Credit Agreement.

NOW, THEREFORE, REIT agrees as follows:

AGREEMENT

1. Joinder. By this Joinder Agreement, REIT hereby becomes a party to the Credit Agreement. REIT hereby expressly assumes and agrees to be bound by those provisions of the Credit Agreement applicable to REIT including, without limitation, those contained in §7.12 of the Credit Agreement. REIT’s assumption of the foregoing obligations (a) is absolute, unconditional and is not subject to any defenses, waivers, claims or offsets and (b) shall not be affected or impaired by any agreement, condition, statement or representation of any person or entity. REIT expressly agrees that it has read, approved and will comply with and be bound by all of the terms, conditions, and provisions contained in the Credit Agreement and the other Loan Documents applicable to REIT. For the avoidance of doubt, REIT is not assuming any of the Borrower’s Obligations under the Credit Agreement except as and to the extent provided in the Springing Guaranty.

2. Representations and Warranties of REIT. REIT represents and warrants to Agent that, as of the Effective Date (as defined below), except as disclosed in writing by REIT to Agent on or prior to the date hereof and approved by the Agent in writing, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as applied to REIT on and as of the Effective Date (as defined below) as though made on that date. As of the Effective Date, all covenants and agreements in the Credit Agreement are true and correct with respect to REIT and no Default or Event of Default shall exist or might exist upon the Effective Date REIT becomes a party to the Credit Agreement.

3. IPO Event. Borrower and REIT acknowledge, represent and agree that the events relating to the IPO Event and restructuring of Borrower have been as set forth in Schedule 1 attached hereto and made a part hereof.

4. No Waiver or Modification. This Joinder Agreement shall not constitute a waiver or modification of any requirement of obtaining Agent and Lenders’ consent to any future ownership changes or any portion thereof or interest therein as required by the Credit Agreement, nor shall it constitute a modification of the terms, provisions, or requirements in the Loan Documents in any respect except as expressly provided herein. REIT and Borrower specifically acknowledge that any subsequent assumption or transfer of any interest in REIT, Borrower and Guarantors in violation of the Loan Documents shall be a Default thereunder. The Loan Documents are hereby ratified and, except as expressly modified in this Agreement, remain unmodified and are in full force and effect

5. Further Assurances. This Agreement shall be deemed a “Loan Document” for all purposes under the Loan Documents. REIT agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Joinder Agreement.

6. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

7. Counterparts. This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

8. The effective date (the “Effective Date”) of this Joinder Agreement is October 15, 2013.

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IN WITNESS WHEREOF, REIT has executed this Joinder Agreement under seal as of the day and year first above written.

“REIT”

QTS REALTY TRUST, INC., a Maryland corporation

By:	/s/ Shirley E. Goza
Name:	Shirley E. Goza
Title:	Secretary and General Counsel

[SEAL]

ACKNOWLEDGED:

QUALITYTECH, LP, a Delaware limited partnership

By:	QTS Realty Trust, Inc., a Maryland corporation,
its general partner

	By:	/s/ Shirley E. Goza
	Name:	Shirley E. Goza
	Title:	Secretary and General Counsel

[SEAL]

ACKNOWLEDGED:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:	/s/ Timothy Sylvain
Name:	Timothy Sylvain
Title:	Vice President

[SEAL]

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